CONFIDENTIAL TREATMENT REQUESTED

                      MANUFACTURING AND MARKETING AGREEMENT
                      -------------------------------------

         This Manufacturing and Marketing Agreement is dated May 14, 1999 (the "Effective Date") between Becton Dickinson Ophthalmic Systems, a division of Becton, Dickinson and Company, a New Jersey corporation ("BD") and LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("LASERSIGHT").

                                    RECITALS

                  A. BD and LASERSIGHT desire to work together to enhance the development and sale of microkeratome products and refractive surgery accessories which are to be branded and sold utilizing the names of both BD and LASERSIGHT.

                  B. BD is engaged in the business of and possesses the expertise to perform the manufacturing, processing and packaging of ophthalmic and other specialty surgical products including without limitation, microkeratome blades.

                  C. BD and LASERSIGHT desire to enter into this Agreement providing for BD to manufacture, on behalf of LASERSIGHT, those products described on Exhibit A (the "Products") pursuant to the specifications described on Exhibit B (the "Specifications") and certain other refractive surgery accessories to be identified by BD and LASERSIGHT.


                                    ARTICLE I
                             OBLIGATIONS OF PARTIES
                             ----------------------

         1.1 Nature of LASERSIGHT's Obligations. LASERSIGHT agrees during the term of this Agreement to purchase from BD at least that number of the Products set forth on Exhibit C (the "Purchase Minimum"), all pursuant to the terms of this Agreement.

         1.2 Nature of BD's Obligations. BD agrees that during the term of this Agreement BD will:

                  1.2.1   Manufacture   the  Products  in  accordance  with  the
                          Specifications;

                  1.2.2   Manufacture   and  supply  the  Purchase   Minimum  in
                          accordance with purchase orders submitted by LASERSIGHT;

                  1.2.3 Maintain quality systems in compliance with ISO 9002, CE and FDA/GMP requirements, as applicable;

                  1.2.4   Participate   with   LASERSIGHT   quality   assurance
                          employees in periodic quality and regulatory reviews to determine if enhancements to the Specifications are necessary, and if so to adopt such enhanced specifications in BD's manufacturing process; as are jointly agreed to by the parties in writing.


** CONFIDENTIAL  TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE
   REDACTED MATERIAL HAS BEEN INDICATED WITH A DOUBLE ASTERISK AND FILED SEPARATELY WITH THE COMMISSION.

         1.3 BD Product Warranty. BD warrants that Products manufactured pursuant to this Agreement shall meet the Specifications and be free from defects in material and workmanship. The foregoing warranty shall not extend to any Products which have been subject to accident or abuse or which are not used, operated or maintained in the manner prescribed in the Products' instructions or with respect to which unauthorized repair or alteration has taken place. Subject to the foregoing and during the term of this warranty, BD shall replace defective Products or parts thereof without charge within 30 days following receipt of such defective Products by BD. BD shall bear all shipping costs for the return of defective Products to BD and of shipping replacement Products to LASERSIGHT or LASERSIGHT's customers, as applicable. BD shall have the right to designate the carrier for the return of defective Products. BD makes no other warranties either express or implied concerning the Products.

         1.4 Other Manufacturing Activities. During the term of this Agreement, without LASERSIGHT'S prior written consent, which shall not be unreasonably withheld, BD agrees not to manufacture any other products or items which are the same as or substantially similar to the Products.

         1.5 CE Mark of BD. During the term of this Agreement, to the extent permitted by applicable laws and regulations, BD will allow LASERSIGHT to utilize BD's CE Mark in connection with the sale of the Products. BD and LASERSIGHT will take all actions reasonably necessary to allow the Products to be sold under BD's CE Mark.

         1.6 Joint Activities of the Parties. The parties agree to undertake the following activities:

                  1.6.1 Develop the branding under which the Products will be sold, such branding to incorporate the names of BD and LASERSIGHT. The parties will execute such licensing agreements as may be reasonably necessary to authorize such joint branding.

                  1.6.2 Develop and market a "kit" of instruments and supplies (the "LASIK Kit") to be utilized in connection with the performance of laser in situ keratomileusis ("LASIK") which will include the Products, other supplies and products manufactured by BD and supplies and products from other manufactures mutually agreed to by the parties. The parties acknowledge that BD has certain existing customer agreements that are in effect as of the date of this Agreement and which may not allow BD to comply with the terms of this Section 1.6.2, therefore these existing customer agreements will not be deemed a violation of the terms of this Section 1.6.2 provided that at the time such agreements are renewed such agreements will be made to comply with the terms of this Section 1.6.2.

                  1.6.3 LASERSIGHT and BD will work together to market and sell Products and LASIK Kits to entities that operate refractive clinics/centers.

                  1.6.4   Initially   all   Products   will  be  sold   through
                          LASERSIGHT'S distribution channels. LASERSIGHT and BD will work together to determine the most effective method for distributing the Products. If LASERSIGHT desires to market and sell Products directly or through BD's distribution channels, BD and LASERSIGHT will enter into a mutually acceptable agreement addressing pricing, commission and such other terms deemed necessary by either party.

                  1.6.5 Within 90 days after the date of this Agreement, and then periodically thereafter, BD and LASERSIGHT will meet to discuss joint marketing and sales efforts for the Products and other products manufactured by LASERSIGHT both domestically and internationally. In addition, BD agrees to use commercially reasonable efforts to assist LASERSIGHT in marketing the Products by making available data that may be used to demonstrate product superiority.

                  1.6.6 If during the term of this Agreement BD develops new technology or enhances existing technology in the refractive surgery field, then such new technology or enhancement will be marketed by the parties in accordance with the terms of this Agreement.

         1.7 Term of Agreement. The term of this Agreement shall be five (5) years from the Effective Date, unless otherwise sooner terminated as provided herein. This Agreement may be renewed thereafter upon mutual written agreement of the parties.


                                   ARTICLE II
                      PRICING, ORDERING, DELIVERY, PAYMENT
                      ------------------------------------

         2.1   Pricing.   The  price  per  Product  that  will  be  utilized  in
LASERSIGHT's UniShaper(TM) microkeratome is $**, the price per Product for all other microkeratome blades is $**. These prices are based on LASERSIGHT purchasing the Purchase Minimum. If LASERSIGHT purchases more than 200,000 Products in any twelve month period then BD and LASERSIGHT will negotiate in good faith to reduce the per Product price for the following 12 months provided that the prior 12 months' purchases become the new purchase minimum going forward.

         2.2 Shipment and Delivery. All Products delivered by BD under this Agreement shall be shipped F.O.B. Waltham, Massachusetts to LASERSIGHT's facility in Winter Park Florida. If LASERSIGHT designates any other location for the delivery of Products, LASERSIGHT shall bear all shipping costs and LASERSIGHT shall designate the carrier.

         2.3 Payment. Payment shall be net 30 days upon shipment. All payments shall be made in United States Dollars.

                                   ARTICLE III
                       BD's REPRESENTATIONS AND WARRANTIES
                       -----------------------------------

         3.1 Authority. BD has full power and authority to enter into this Agreement and to perform its obligations hereunder. None of the obligations to be performed by BD for other persons will limit in any way BD's performance of its obligations hereunder.

         3.2 Enforceable Obligation. This Agreement has been duly authorized and executed by BD and constitutes a valid and enforceable obligation of BD.

         3.3 Good Standing. BD has been duly incorporated, and is in good standing, under laws of New Jersey.


                                   ARTICLE IV
                   LASERSIGHT'S REPRESENTATIONS AND WARRANTIES
                   -------------------------------------------

         4.1 Authority. LASERSIGHT has full power and authority to enter into this Agreement and to perform its obligations hereunder. None of the obligations to be performed by LASERSIGHT for other persons will limit in any way LASERSIGHT's performance of its obligations hereunder.

         4.2 Enforceable Obligation. This Agreement has been duly authorized and executed by LASERSIGHT and constitutes a valid and enforceable obligation of LASERSIGHT.

         4.3 Good Standing. LASERSIGHT has been duly incorporated, and is in good standing, under laws of Delaware.



                                    ARTICLE V
                           INDEMNITIES AND WARRANTIES
                           --------------------------

         5.1 BD's Indemnity. BD agrees to indemnify, defend and hold LASERSIGHT, its officers, directors, shareholders and employees harmless against any and all liability, loss, damages, cost or expenses (including reasonable attorneys' fees and legal disbursements) that LASERSIGHT may incur, suffer or be required to pay as a consequence of a third party claim or suit brought against LASERSIGHT or its subsidiaries, divisions, affiliates, officers, directors, shareholders or employees arising out of or with respect to (i) BD's breach of the terms of this Agreement, or (ii) defects in the manufacture of the Products.

         5.2 LASERSIGHT'S Indemnity. LASERSIGHT agrees to indemnify, defend and hold BD, its officers, directors, shareholders and employees harmless against any and all liability, loss, damages, cost or expenses (including reasonable attorneys' fees and legal disbursements) that BD may incur, suffer or be required to pay as a consequence of a third party claim or suit brought against BD or its subsidiaries, divisions, affiliates, officers, directors, shareholders or employees arising out of or with respect to (i) LASERSIGHT's breach of the terms of this Agreement, defects in products manufactured by or for LaserSight(other than the Products), or (ii) any alleged violation by Products of patents, trademarks or tradenames of a third party, or arising from the promotion, labeling, distribution or sale of Products.

         5.3 Indemnification Process. The obligations of the indemnifying party under this Article V are conditioned upon (i) written notice given to the indemnifying party of a written claim or lawsuit which is alleged to be covered by this indemnity, such notice to be given within 15 days after the indemnified party has received written notice of such claim or lawsuit; and (ii) full cooperation of the indemnified party with the indemnifying party in any regard in the investigation and defense of any threatened claim or lawsuit alleged to be covered by this indemnity.

Any indemnity shall be void as to any claim or lawsuit for which settlement is made without the prior written consent of the indemnifying party; such consent shall not be unreasonably withheld.


                                   ARTICLE VI
                                    COVENANTS
                                    ---------

         6.1 Obligations Surviving Termination. Termination of this Agreement for any reason shall not release either party from any payment or liability which at the time of termination had already accrued to the other party or which thereafter may accrue with respect to any error or omission prior thereto.

         6.2 Confidentiality. Both during and after the term of this Agreement, each party shall maintain in confidence all proprietary information obtained from the other party, and all information concerning the other party, except a party may disclose:

                                    (i)     information which is available to
                           the public through no fault of the disclosing party;

                                    (ii)  information  which is  required  to be
                           disclosed or divulged by law; and

                                    (iii)  information  which the parties hereto
                           mutually agree in writing to disclose.

Upon the expiration or termination of this Agreement, each party shall promptly return to the other all documents and materials proprietary to it.

         6.3 Product Recalls. If (i) any governmental authority issues a request, directive or order that Products be recalled, (ii) a court of competent jurisdiction orders such a recall, or (iii) LASERSIGHT and BD, after consultation, reasonably determine that Products should be recalled or otherwise returned, the parties agree to take all appropriate corrective action. If such recall results from any cause or event solely attributable to BD's negligence or breach of the terms of this Agreement, BD shall be responsible for all expenses of the recall. In all other cases, LASERSIGHT shall be responsible for the expenses of recall. For the purposes of this Agreement, the expenses of recall shall include, without limitation, the expenses associated with (i) providing notice of recall to purchasers of the Products, (ii) destruction or return of the recalled or returned Products, and (iii) LASERSIGHT's costs for the Products recalled, but not any direct and normal recurring expenses of LASERSIGHT or BD.

                                   ARTICLE VII
                                   TERMINATION
                                   -----------

         7.1 Termination Due to Breach. Either party may terminate this Agreement by providing at least 30 days notice to the other party if such other party is in material breach of this Agreement unless such other party, within such 30 day period, remedies such breach to the reasonable satisfaction of the non-defaulting party.

         7.2   Termination   Due  to  Insolvency.   If  either  party  goes
into liquidation, has a receiver appointed for all or any portion of its property or estate, is adjudged bankrupt or insolvent, files a voluntary petition or insolvency, has a petition in bankruptcy filed against it or makes an assignment for the benefit of its creditors, and whether any such event is the outcome of the voluntary act of such party or otherwise, the other party, at its option, may terminate this Agreement immediately by providing notice of such termination.


                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1 Force Majeure. Neither party shall be liable to the other for any failure to perform any obligation hereunder by reasons of events outside the reasonable control of such party, including without limitation, acts of God, regulations or laws of any government, war, civil commotion,
destruction or production   facilities  or  materials  by  fire,  earthquake  or
storm, labor disturbances, epidemic and general failure of public utilities or common carriers. The party claiming the benefit of this Section shall give immediate notice to the other party, shall use its best efforts to avoid or remove such cause or causes of non-performance, and shall otherwise continue to perform hereunder. Either party may terminate this Agreement upon 10 days advance written notice given to the other party, if the other party has invoked this Section to excuse its performance for a continuous period of at least 30 days. Suspension of a party's performance for such cause as described herein shall not affect the running of the term of this Agreement.

         8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Massachusetts, without regard to conflict of laws principals.

         8.3 No Partnership. The relationship established hereby is in all respects a commercial relationship. Nothing herein shall be construed as imposing any fiduciary obligations on either party, or as establishing any partnership or joint venture between the parties, or as rendering one party an agent of the other.

         8.4 Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other, except that either party may assign this Agreement in whole or in part, to any affiliate and that either party may assign this Agreement, in whole or part, to the successor (including the surviving company in any acquisition, consolidation, reorganization or merger) or assignee of all or substantially all of its business.

         8.5 Successors. This Agreement shall be binding on BD and LASERSIGHT and their respective successors.

         8.6 Headings. The section headings contained in this Agreement have been inserted for identification and reference purposes and shall not determine the construction or interpretation of this Agreement.

         8.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed given on the date delivered if delivered personally or by facsimile with proper evidence of transmission, or five
(5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

         if to BD:                  Becton Dickinson Ophthalmic Systems
                                    411 Waverly Oaks Road
                                    Building 2, Suite 229
                                    Waltham, Massachusetts  02452-8405
                                    Attention:__________________
                                    Facsimile:  (781) 891-7210

         if to LASERSIGHT: LaserSight Technologies, Inc.
                                    3300 University Boulevard, Suite 140
                                    Winter Park, Florida  32792
                                    Attention: President
                                    Facsimile:  (407) 678-9982

or at such other address as any party may designate by 10 days advance written notice to the other party.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with reference to the subject matter hereof, supersedes any prior agreements with respect to such subject matter and may not be changed or modified orally, but only by a subsequent instrument in writing, signed by the parties, which states that it is an amendment to this Agreement. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision.

         8.9 Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

         8.10 Public Announcements. This Agreement and the terms and transactions contemplated hereby shall be kept confidential until the parties hereto mutually agree upon the language and timing of a press release or until such time as one such party determines, based on the advice of outside securities counsel, that a public announcement is required by law, in which case the parties hereto shall use reasonable best efforts to agree on any public announcements or public statements with respect thereto. If the parties are unable to so agree, a party will not be deemed in violation of this section for subsequent public announcements or public statements.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in multiple counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same document, by their duly authorized representatives as of the Effective Date.

                           BECTON DICKINSON OPHTHALMIC
                           SYSTEMS, a division of:

                          BECTON, DICKINSON AND COMPANY


                          By: /s/George J. Kozlowski
                              --------------------------------------------------
                          Name:  George J. Kozlowski
                              --------------------------------------------------
                          Title  Vice President/General Manager
                              --------------------------------------------------


                          LASERSIGHT TECHNOLOGIES, INC.


                          By: /s/Michael R. Farris
                              --------------------------------------------------
                          Name:  Michael R. Farris
                              --------------------------------------------------
                          Title: Chief Executive Officer/President
                              --------------------------------------------------

                      Manufacturing and Marketing Agreement
                   Becton Dickinson - LaserSight Technologies


                ADDENDUM TO MANUFACTURING AND MARKETING AGREEMENT
                -------------------------------------------------


         This addendum to the Manufacturing and Marketing Agreement, dated May 14, 1999, between Becton Dickinson Ophthalmic Systems ("BD") and LaserSight Technologies, Inc. ("LASERSIGHT") is intended accommodate LaserSight's Quality Systems Requirements under 21 CFR, Part 820 regulations and ISO9002 / EN46002 standards. This addendum incorporates all defined terms used in The Agreement.

         It is agreed by the parties that the following requirements be adhered to during the term of the Agreement:

         1.1 Change Control. All changes in the Specifications, shall be documented through BD's change control process, as well as LaserSight's change control process, where approval authorization by LASERSIGHT's management is required by at least the following departments: Engineering, Quality Assurance, Regulatory Affairs. All changes must be approved by LaserSight and BD's management prior to change implementation.

         1.2  Facilities  Inspection.  BD agrees  that  during  the term of this
Agreement:

              1.2.1 LASERSIGHT shall have the right during normal business hours, and providing BD with at least twenty-four (24) hours notice, to enter BD's facilities and inspect the quality records and quality systems of any of the Products pursuant to 21 CFR 820 regulations and ISO 9001 /
                     EN 46001 standards. Should LASERSIGHT reasonably find objectionable conditions as related to these standards, LASERSIGHT shall notify BD in writing and BD shall take action to correct such objectionable conditions within ten (10) working days of such notice. Failure to take adequate actions necessary to eliminate the objectionable conditions within ten (10) working days shall give LASERSIGHT the right to terminate this Agreement without further obligation to BD, except as provided, after thirty (30) days of LaserSight's original notice to BD.

              1.2.2 In the event that BD facilities are inspected by employees of the US Food and Drug Administration as relates to the Products (See Exhibit A), BD agrees to provide LASERSIGHT with copies of all FDA Form 483, or other regulatory notifications, received by BD resulting from such inspections.

         1.3 Certificate of Compliance. BD will prepare a certificate of compliance (CoC) for each lot / batch of Product manufactured for and shipped to LASERSIGHT. A copy of said certificate shall be maintained by BD for the life of the Product manufactured by BD. The information contained within the CoC shall include at least the following information: (1) Production Lot / Batch No., (2) declaration that the Product was manufactured in accordance with LASERSIGHT specifications (see "Exhibits B(1) and B(2)"), and (3) declaration that no changes in Product components have occurred without prior authorization by LASERSIGHT (See Amendment Section 1.1, "Change Control"), and (4) each CoC shall be signed and dated by BD Quality Assurance personnel. Said original of the CoC shall be supplied with each lot / batch of product shipped to LASERSIGHT.

         IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed in multiple counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same document, by the duly authorized representatives as the Effective Date.


                                   BECTON DICKINSON OPHTHALMIC
                                   SYSTEMS, a division of:

                                   BECTON DICKINSON AND COMPANY


                                   By:   /s/Mark C. Throdahl
                                        ----------------------------------------

                                   Name: Mark C. Throdahl
                                        ----------------------------------------

                                   Title: Senior Vice President
                                        ----------------------------------------


                                   LASERSIGHT TECHNOLOGIES, INC.


                                   By:   /s/Michael R. Farris
                                        ----------------------------------------

                                   Name: Mike Farris
                                        ----------------------------------------

                                   Title: Chief Executive Officer
                                        ----------------------------------------

                                    EXHIBIT C
                                    ---------

                                Purchase Minimum

The following will be considered the "Purchase Minimum:"

         Except as provided elsewhere in this Agreement, during each year of this Agreement LASERSIGHT agrees to purchase at least an average of 16,667 of the Products per month or a total of at least 200,000 blades for each such year.

         The parties acknowledge that (i) the actual purchase and shipment of Products will be made in accordance with the terms of purchase orders delivered to BD from LASERSIGHT quarterly, and (ii) the volume of Products purchased may vary from time to time but that over the five year term of this Agreement LASERSIGHT commits to purchase at least 1,000,000 units of the Products.